                                                                      EXHIBIT 12

                         ADVANCED GLASSFIBER YARNS LLC
                          STATEMENT RE COMPUTATION OF
                      RATIO OF EARNINGS TO FIXED CHARGES
                   (in thousands, except ratio information)

                                                                Predecessor Business
                                               -------------------------------------------------------
                                                                                          Nine Months
                                                                                            Ended
                                                      Year Ended December 31,            September 30,
                                               --------------------------------------    -------------
                                                 1994      1995      1996      1997           1998
                                               --------  --------  --------  --------    -------------
EARNINGS:

  Income from continuing operations before
    income taxes and extraordinary loss          65,072    74,535    83,294    82,866          59,235
  Fixed charges                                     422       457       618     1,076             898
                                               --------------------------------------    ------------
                                                 65,494    74,992    83,912    83,942          60,133
                                               ======================================    ============
FIXED CHARGES:
  Interest, including amortization of debt
    issuance costs                                   --        --        --        --              --
                                               --------------------------------------    ------------
  Portion of rents representative of interest
    factor                                          422       457       618     1,076             898
                                               --------------------------------------    ------------
                                                    422       457       618     1,076             898
                                               ======================================    ============
                                               --------------------------------------    ------------
RATIO OF EARNINGS TO FIXED CHARGES                  155x      164x      136x       78x             67x
                                               ======================================    ============

                                                                  Advanced Glassfiber Yarns
                                                     -----------------------------------------------
                                                     Three Months Ended           Three Months Ended
                                                     December 31, 1998              March 31, 1999
                                                     ------------------           ------------------
                                                          Actual                        Actual
                                                     ------------------           ------------------
                                                                                     (unaudited)
EARNINGS:

  Income from continuing operations before
    income taxes and extraordinary loss                   4,275                         2,838
  Fixed charges                                           9,326                         9,618
                                                         ------                        ------
                                                         13,601                        12,456
                                                         ======                        ======
FIXED CHARGES:
  Interest, including amortization of debt
    issuance costs                                        9,113                         9,380
                                                         ------                        ------
  Portion of rents representative of interest
    factor                                                  213                           238
                                                         ------                        ------
                                                          9,326                         9,618
                                                         ======                        ======
                                                         ------                        ------
RATIO OF EARNINGS TO FIXED CHARGES                          1.5x                          1.3x
                                                         ======                        ======
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